Exhibit 10.1

FIRST MODIFICATION TO
REVOLVING AND TERM CREDIT AND SECURITY AGREEMENT

        This First Modification to Revolving and Term Credit and Security Agreement is made as of the 17th day of August, 2007, by and between AEROSONIC CORPORATION, a Delaware corporation, AVIONICS SPECIALTIES, INC., a Virginia corporation (collectively, “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”).

Recitals

    A.            The Borrower and the Bank are parties to a Revolving and Term Credit and Security Agreement dated as of February 24, 2004 (the “Agreement”) pursuant to which the Bank agreed to lend to the Borrower up to $2,500,000 on a revolving basis and $211, 500 and $3,000,000 on a term basis.

    B.            The Borrower and Bank wish to make certain changes to the Agreement as set forth herein.

Agreement

        In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

    1.        Definitions. The capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless other meanings are set forth herein.

    2.        Modifications. The Agreement is hereby modified as follows:

(a) Term Loan. Section 2.3(b) of the Agreement is hereby deleted in its entirety and Section 2.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Subject to the terms and conditions contained herein and provided that no Default or Event of Default has occurred, the Bank shall lend to the Borrower on a terms basis the amount of $2,000,000 (the “Virginia Mortgage Loan”) and $3,920,000 (the “Florida Mortgage Loan” and together with the Virginia Mortgage Loan, the “Term Loans”). The Term Loans shall be evidenced by and payable in accordance with the terms of promissory notes, in the face amount of $2,000,000 (the “Virginia Mortgage Note”) and $3,920,000 (the “Florida Mortgage Note,” and together with the Virginia Mortgage Note, the “Term Notes”). The Term Notes and the Revolving Note are herein collectively called the “Notes.”

    (b)               Note. The “Virginia Mortgage Note” referred to in Section 2.3(a) of the Agreement is that $2,000,000 Renewal and Amended Term Promissory Note of even date herewith. The “Florida Mortgage Note” referred to in Section 2.3(a) of the Agreement is that $3,920,000 Renewal and Future Advance Promissory Note of even date herewith.

    3.        Fee. The Borrower shall pay to the Bank on the date hereof non-refundable fees totaling $8,967.

    4.        Representations. The Borrower hereby represents and warrants to the Bank that the representations and warranties contained in the Agreement are true and correct as of the date hereof after giving effect to the transactions herein described.

    5.        Ratification. The Borrower hereby represents to the Bank that it has no defenses, counterclaims, offsets or claims against the Bank in any way relating to the Agreement, this First Modification, the Notes, or any other Loan Documents or relating to the administration of the Loans, and to the extent the Borrower has or has had any defense, counterclaim, offset or claim, the Borrower does hereby release and waive them. The Borrower acknowledges that the provisions of this paragraph have been separately bargained for and are a principal inducement to the Bank to enter into this First Modification with the Borrower.

    6.        Miscellaneous. This First Modification shall be governed by the laws of the State of Florida without regard to its conflicts of law principles. This First Modification shall benefit and bind the parties hereto and their successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Modification as of the date above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Mark Dawson
Name: Mark Dawson
Title: Senior Vice President

AEROSONIC CORPORATION

By: /s/ David A. Baldini
Name: David A. Baldini
Title: President

AVIONICS SPECIALTIES, INC.

By: /s/ David A. Baldini
Name: David A. Baldini
Title: President

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